OUTPROFORM

Second Quarter 2017
Earnings Release & Supplemental Financial Information

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NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Venture

18	Schedule 6 - Same Store Performance Summary

22	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 8 - Selected Financial Information

24	Glossary

August 2, 2017

National Storage Affiliates Trust Reports Second Quarter 2017 Results; Net Income Increases $9.6 million; Core FFO per Share Increases 10.7%; Same Store NOI Increases 8.4%; Acquired 10 Self Storage Properties
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s second quarter 2017 results.
Key Highlights

•	Net income was $15.6 million for the second quarter of 2017, an increase of $9.6 million compared to $6.0 million for the second quarter of 2016.

•
Core funds from operations ("Core FFO") was $22.5 million, or $0.31 per share, for the second quarter of 2017, an increase of 10.7% per share compared to $14.7 million, or $0.28 per share, for the second quarter of 2016.

•	Same store total revenues were $42.7 million for the second quarter of 2017, an increase of 5.8% compared to $40.3 million for the second quarter of 2016.

•	Same store NOI was $29.7 million for the second quarter of 2017, an increase of 8.4% compared to $27.4 million for the second quarter of 2016.

•	Acquired 10 self storage properties during the second quarter of 2017 for $70.0 million.

•	Increased quarterly cash dividend to $0.26 per common share, which represents an 8% increase over the first quarter 2017 quarterly cash dividend of $0.24 per common share.
Arlen Nordhagen, Chief Executive Officer and Chairman, commented, "We are very pleased with our 2017 operating results to date, with second quarter same store revenues and NOI growing 5.8% and 8.4%, respectively, over the same period last year.  Although the slower pace of acquisitions has delayed some of our anticipated growth in FFO, our acquisition pace has recently accelerated and we remain optimistic that we’ll end the year near the midpoint of our original guidance of $350 million invested during 2017. Finally, our iStorage joint venture continues to perform very well and our strong balance sheet provides us with the capital base we need to continue to drive long term shareholder value."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,
	2017	2016	Growth
Net income	$15,576	$6,045	157.7%

Funds From Operations ("FFO")(1)	$22,297	$12,830	73.8%
Add back acquisition costs, NSA's share of unconsolidated real estate venture acquisition costs and loss on early extinguishment of debt	169	1,844	(90.8)%
Core FFO(1)	$22,466	$14,674	53.1%

Earnings (loss) per share - basic	$0.05	$0.32	(84.4)%
Earnings (loss) per share - diluted	$0.05	$0.08	(37.5)%

FFO per share and unit(1)	$0.31	$0.25	24.0%
Core FFO per share and unit(1)	$0.31	$0.28	10.7%

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are reconciled to their most directly comparable GAAP measure and defined (together with other words and phrases used herein) in the Schedules to this press release and in the supplemental financial information.
Second quarter 2017 net income increased $9.6 million, driven primarily by incremental NOI generated from 80 self storage properties acquired between July 1, 2016 and June 30, 2017, gains from the sale of two self storage properties and same store NOI growth, partially offset by increases in depreciation and amortization, interest expense and general and administrative expenses.
Second quarter 2017 basic earnings per share decreased $0.27 per share and diluted earnings per share decreased $0.03 per share. In addition to the items affecting net income described above, the comparison of earnings per share amounts between periods is affected by the allocation of net income to noncontrolling interests pursuant to GAAP. Additional information on NSA's allocation of net income (loss) can be found in the Glossary to the supplemental financial information under "Hypothetical Liquidation at Book Value Method."
Second quarter 2017 FFO per share increased 24.0% and Core FFO per share increased 10.7%. The increases in FFO and Core FFO were primarily the result of $7.8 million of incremental NOI from 80 self storage properties acquired between July 1, 2016 and June 30, 2017, same store NOI growth of $2.3 million, $2.1 million of management fees and other revenue and $1.2 million of the Company's share of FFO and Core FFO from its unconsolidated real estate venture, partially offset by increases of $2.6 million of general and administrative expenses, $2.3 million of interest expense and $0.8 million of distributions to subordinated performance unitholders.

Total Consolidated Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended June 30,
	2017	2016	Growth
Total rental and other property-related revenue	$62,199	$47,284	31.5%
Property operating expenses	19,803	15,457	28.1%
Net Operating Income (NOI)	$42,396	$31,827	33.2%

Average Occupancy	89.4%	90.4%	(1.0)%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.49	$10.98	4.6%
Second quarter 2017 total rental and other property-related revenue increased 31.5%, driven by $12.0 million of incremental revenues from 80 self storage properties acquired between July 1, 2016 and June 30, 2017 and a $2.3 million increase in same store total revenues.
Second quarter 2017 total property operating expenses increased 28.1% resulting from $4.2 million of incremental property operating expenses generated by 80 self storage properties acquired between July 1, 2016 and June 30, 2017, and an increase of $0.1 million in same store property operating expenses.
Total consolidated portfolio NOI was $42.4 million for the second quarter of 2017, an increase of 33.2% compared to NOI of $31.8 million for the second quarter of 2016.
NSA's consolidated portfolio included 394 self storage properties, approximately 23.9 million rentable square feet, with period-end occupancy of 90.5% as of June 30, 2017.
Same Store Operating Results (277 Properties)

($ in thousands, except per square foot data)	Three Months Ended June 30,
	2017	2016	Growth
Total rental and other property-related revenue	$42,687	$40,342	5.8%
Property operating expenses	13,016	12,966	0.4%
Net Operating Income (NOI)	$29,671	$27,376	8.4%
NOI Margin	69.5%	67.9%	1.6%

Average Occupancy	90.2%	90.8%	(0.6)%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.54	$10.86	6.3%
Investment Activity
During the second quarter of 2017, NSA invested $70.0 million in the acquisition of 10 consolidated self storage properties located in five states, encompassing 0.7 million rentable square feet configured in over 4,900 storage units.
NSA's unconsolidated real estate venture invested $49.8 million in the acquisition of four self storage properties located in two states, encompassing 0.3 million rentable square feet configured in approximately 3,100 storage units. NSA owns a 25% interest in its unconsolidated real estate venture and contributed approximately $12.5 million to the venture to fund the acquisitions.

Additionally, during the second quarter of 2017, NSA sold two self storage properties to an unrelated third party for gross proceeds of $10.3 million.
Subsequent to June 30, 2017, NSA acquired four additional self storage properties for a total investment of approximately $41 million encompassing approximately 0.3 million rentable square feet configured in approximately 2,500 storage units.
Dividends
On May 25, 2017, NSA's Board of Trustees declared a quarterly cash dividend of $0.26 per common share, which was paid on June 30, 2017 to shareholders of record as of June 15, 2017, and represents an 8% increase over the first quarter 2017 dividend.
2017 Guidance Updates
The following table outlines updates to NSA's guidance estimates for the year ended December 31, 2017:

	Ranges for Full Year 2017
	Low	High
Same store operations (277 stores)
Total rental and other property-related revenue growth	5.0%	6.0%
Property operating expenses growth	1.5%	2.5%
NOI growth	7.0%	8.0%

General and administrative expenses (as a percent of revenue)	10.5%	12.0%
General and administrative expenses (excluding equity-based compensation)	9.5%	10.5%
Equity-based compensation	1.0%	1.5%

Management fees and other revenue, in millions	$7.5	$8.0
Core FFO from unconsolidated real estate venture, in millions	$4.5	$5.0

Subordinated performance unit distributions, in millions	$28.0	$30.0

Consolidated acquisitions, in millions	$250.0	$350.0
Unconsolidated real estate venture acquisitions, in millions	$50.0	$100.0

Core FFO per share(1)	$1.23	$1.27

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit. See “Hypothetical Liquidation at Book Value Method” in the Glossary to the supplemental financial information for additional information regarding earnings (loss) per share.

	Ranges for Full Year 2017
	Low	High
Earnings (loss) per share - diluted	$0.09	$0.14
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.53	0.51
Add real estate depreciation and amortization, including NSA's share of unconsolidated real estate venture real estate depreciation and amortization	1.07	1.11
Subtract gain on sale of self storage properties	(0.08)	(0.08)
FFO attributable to subordinated performance unitholders	(0.38)	(0.41)
Core FFO per share and unit	$1.23	$1.27

Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 2, 2017.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Thursday, August 3, 2017 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, August 3, 2017, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13646795
A replay of the call will be available for one week through Thursday, August 10, 2017. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the Self Storage Association 2017 Fall Conference & Trade Show in Las Vegas, Nevada on September 5 - 8, 2017 and the BMO Capital Markets 12th Annual Real Estate Conference in Chicago, Illinois on September 25 - 26, 2017.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 468 self storage properties located in 26 states with approximately 29 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including the timing of acquisitions. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUE
Rental revenue	$60,154	$45,784	$117,998	$84,285
Other property-related revenue	2,045	1,500	3,926	2,648
Management fees and other revenue	2,142	—	3,980	—
Total revenue	64,341	47,284	125,904	86,933
OPERATING EXPENSES
Property operating expenses	19,803	15,457	39,552	28,734
General and administrative expenses	7,405	4,837	14,586	9,172
Depreciation and amortization	17,800	13,088	36,483	23,980
Total operating expenses	45,008	33,382	90,621	61,886
Income from operations	19,333	13,902	35,283	25,047
OTHER (EXPENSE) INCOME
Interest expense	(8,160)	(5,844)	(15,631)	(10,785)
Loss on early extinguishment of debt	—	(136)	—	(136)
Equity in losses of unconsolidated real estate venture	(765)	—	(1,550)	—
Acquisition costs	(167)	(1,708)	(311)	(2,996)
Non-operating expense	(14)	(57)	(66)	(62)
Gain on sale of self storage properties	5,637	—	5,637	—
Other expense	(3,469)	(7,745)	(11,921)	(13,979)
Income before income taxes	15,864	6,157	23,362	11,068
Income tax expense	(288)	(112)	(605)	(221)
Net income	15,576	6,045	22,757	10,847
Net (income) loss attributable to noncontrolling interests	(13,209)	1,325	(19,835)	(1,267)
Net income attributable to National Storage Affiliates Trust	$2,367	$7,370	$2,922	$9,580

Earnings (loss) per share - basic	$0.05	$0.32	$0.07	$0.42
Earnings (loss) per share - diluted	$0.05	$0.08	$0.07	$0.15

Weighted average shares outstanding - basic	44,223	23,078	43,814	23,041
Weighted average shares outstanding - diluted	44,223	73,531	43,814	70,763

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Real estate
Self storage properties	$1,954,056	$1,844,336
Less accumulated depreciation	(138,726)	(110,803)
Self storage properties, net	1,815,330	1,733,533
Cash and cash equivalents	13,591	12,570
Restricted cash	13,954	2,767
Debt issuance costs, net	2,668	3,069
Investment in unconsolidated real estate venture	89,916	81,486
Other assets, net	42,083	44,730
Assets held for sale	—	13,937
Total assets	$1,977,542	$1,892,092
LIABILITIES AND EQUITY
Liabilities
Debt financing	$969,140	$878,954
Accounts payable and accrued liabilities	21,050	21,616
Deferred revenue	12,685	12,454
Total liabilities	1,002,875	913,024
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 44,279,824 and 43,110,362 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	443	431
Additional paid-in capital	594,192	576,365
Distributions in excess of earnings	(27,870)	(8,719)
Accumulated other comprehensive income	8,748	9,025
Total shareholders' equity	575,513	577,102
Noncontrolling interests	399,154	401,966
Total equity	974,667	979,068
Total liabilities and equity	$1,977,542	$1,892,092

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$15,576	$6,045	$22,757	$10,847
Add (subtract):
Real estate depreciation and amortization	17,343	12,935	35,586	23,714
Company's share of unconsolidated real estate venture real estate depreciation and amortization	1,918	—	3,790	—
Gain on sale of self storage properties	(5,637)	—	(5,637)	—
FFO attributable to subordinated performance unitholders (1)	(6,903)	(6,150)	(13,044)	(10,493)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	22,297	12,830	43,452	24,068
Add:
Acquisition costs	167	1,708	311	2,996
Company's share of unconsolidated real estate venture acquisition costs	2	—	21	—
Loss on early extinguishment of debt	—	136	—	136
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$22,466	$14,674	$43,784	$27,200

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	44,223	23,078	43,814	23,041
Weighted average restricted common shares outstanding	27	19	22	18
Weighted average OP units outstanding	25,628	24,733	25,793	23,484
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,835	1,835	1,835
Weighted average LTIP units outstanding	1,224	2,558	1,345	2,507
Total weighted average shares and units outstanding - FFO and Core FFO	72,937	52,223	72,809	50,885

FFO per share and unit	$0.31	$0.25	$0.60	$0.47
Core FFO per share and unit	$0.31	$0.28	$0.60	$0.53

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Earnings (loss) per share - diluted	$0.05	$0.08	$0.07	$0.15
Impact of the difference in weighted average number of shares(3)	(0.02)	0.04	(0.02)	0.06
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.18	—	0.27	—
Add real estate depreciation and amortization	0.24	0.25	0.49	0.47
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	—	0.05	—
Subtract gain on sale of self storage properties	(0.08)	—	(0.08)	—
FFO attributable to subordinated performance unitholders	(0.09)	(0.12)	(0.18)	(0.21)
FFO per share and unit	0.31	0.25	0.60	0.47
Add acquisition costs, Company's share of unconsolidated real estate venture acquisition costs, and loss on early extinguishment of debt	—	0.03	—	0.06
Core FFO per share and unit	$0.31	$0.28	$0.60	$0.53

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares, the treasury stock method for certain unvested LTIP units, and includes the assumption of a hypothetical conversion of subordinated performance units, DownREIT subordinated performance units and LTIP units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests and the application of the two-class method and treasury stock method, as described in footnote (3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$15,576	$6,045	$22,757	$10,847
(Subtract) add:
Management fees and other revenue	(2,142)	—	(3,980)	—
General and administrative expenses	7,405	4,837	14,586	9,172
Depreciation and amortization	17,800	13,088	36,483	23,980
Interest expense	8,160	5,844	15,631	10,785
Equity in losses of unconsolidated real estate venture	765	—	1,550	—
Loss on early extinguishment of debt	—	136	—	136
Acquisition costs	167	1,708	311	2,996
Income tax expense	288	112	605	221
Gain on sale of self storage properties	(5,637)	—	(5,637)	—
Non-operating expense	14	57	66	62
Net Operating Income	$42,396	$31,827	$82,372	$58,199

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$15,576	$6,045	$22,757	$10,847
Add:
Depreciation and amortization	17,800	13,088	36,483	23,980
Company's share of unconsolidated real estate venture depreciation and amortization	1,918	—	3,790	—
Interest expense	8,160	5,844	15,631	10,785
Income tax expense	288	112	605	221
Loss on early extinguishment of debt	—	136	—	136
EBITDA	43,742	25,225	79,266	45,969
Add:
Acquisition costs	167	1,708	311	2,996
Company's share of unconsolidated real estate venture acquisition costs	2	—	21	—
Gain on sale of self storage properties	(5,637)	—	(5,637)	—
Equity-based compensation expense(1)	940	630	1,923	1,228
Adjusted EBITDA	$39,214	$27,563	$75,884	$50,193

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in NSA's consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
(dollars in thousands) (unaudited)

Total Consolidated and Unconsolidated Property Portfolio

	Stores at Period End June 30,		Units at Period End June 30,		Rentable Square Feet at Period End June 30,		Occupancy at Period End June 30,
State	2017	2016	2017	2016	2017	2016	2017	2016	Growth
California	79	49	47,490	28,903	5,974,469	3,644,040	91.4%	93.4%	(2.0)%
Oregon	56	52	22,724	21,240	2,865,666	2,707,189	91.9%	96.0%	(4.1)%
Texas	53	51	20,645	20,022	2,958,062	2,820,828	89.6%	90.0%	(0.4)%
Oklahoma	30	29	13,968	13,593	1,903,399	1,846,840	87.2%	87.9%	(0.7)%
North Carolina	28	30	12,583	13,436	1,536,384	1,655,181	93.5%	89.2%	4.3%
Florida	28	16	20,512	13,331	1,942,014	1,126,023	86.0%	89.5%	(3.5)%
Georgia	20	19	6,551	6,371	871,793	837,467	95.0%	95.9%	(0.9)%
Arizona	16	14	9,112	7,890	1,064,511	924,092	91.5%	88.8%	2.7%
Washington	15	14	5,064	4,789	644,680	602,290	93.0%	92.4%	0.6%
Indiana	14	6	7,845	3,164	1,007,445	462,366	85.3%	86.2%	(0.9)%
Colorado	10	9	4,635	4,131	564,334	503,696	96.9%	98.3%	(1.4)%
Louisiana	10	8	4,519	3,607	629,903	493,648	85.9%	86.2%	(0.3)%
New Hampshire	10	9	4,038	3,675	499,025	444,400	93.0%	93.1%	(0.1)%
Ohio	7	—	2,690	—	348,838	—	85.8%	—	—%
Nevada	6	3	3,130	1,732	419,427	241,991	93.3%	89.8%	3.5%
South Carolina	4	4	1,211	1,210	147,530	147,530	92.4%	94.4%	(2.0)%
Other(1)	8	5	3,450	2,008	483,707	287,147	89.2%	85.4%	3.8%
Total Consolidated/Weighted Average	394	318	190,167	149,102	23,861,187	18,744,728	90.5%	91.6%	(1.1)%

Total Unconsolidated/Weighted Average(2)	70	—	38,682	—	4,864,500	—	88.7%	—	—

Total Consolidated and Unconsolidated/Weighted Average	464	318	228,849	149,102	28,725,687	18,744,728	90.2%	91.6%	(1.4)%

(1) Other states in NSA's consolidated portfolio as of June 30, 2017 include Alabama, Kentucky, Massachusetts, Mississippi and New Mexico.
(2) Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2017 Acquisition & Investment Activity

Self storage properties acquired during the quarter ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2017	5	2,239	267,008	$26,780	$4,964	$183	$31,927
June 30, 2017	10	4,921	668,954	60,672	8,931	387	69,990
Total 2017(3)	15	7,160	935,962	$87,452	$13,895	$570	$101,917

Unconsolidated real estate venture (venture at 100%)(4)
June 30, 2017	4	3,085	327,408	49,700	—	145	49,845

Total 2017 Investments(4)	19	10,245	1,263,370	$137,152	$13,895	$715	$151,762

2017 Disposition Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

March 31, 2017	1	360	43,935	$5,300
June 30, 2017	2	814	114,444	10,250
Total 2017 Dispositions(5)	3	1,174	158,379	$15,550

(3) NSA acquired self storage properties located in Arizona, California, Florida, Massachusetts, New Hampshire, Oregon, Texas and Washington during 2017.
(4) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%. Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

(5) NSA disposed of self storage properties located in California and North Carolina during 2017.

Supplemental Schedule 4

Debt and Equity Capitalization
As of June 30, 2017
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate(1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	2.62%	2.85	$181,000
Term loan - 5 year tranche	2.60%	3.85	235,000
Term loan - 6 year tranche	3.24%	4.85	155,000
Term loan - 7 year tranche	3.71%	6.59	105,000
Term loan - 7 year	3.08%	6.00	100,000
Fixed rate mortgages payable	4.15%	7.29	188,932
Total Principal/Weighted Average	3.19%	5.04	964,932
Unamortized debt issuance costs and debt premium, net			4,208
Total Debt			$969,140

Debt Maturities

	Average Effective Interest Rate on Maturing Debt(1)	Maturities as a Percent of Total Principal	Maturities
2018 1Q	—	—	—
2018 2Q	2.97%	0.3%	3,187
2018 3Q	—	—	—
2018 4Q	2.88%	0.3%	2,794
Total 2018	2.93%	0.6%	5,981

2019	—	—	—
2020	2.81%	22.7%	219,386
2021	2.64%	24.8%	238,947
2022	3.24%	16.1%	155,000
2023	3.69%	18.6%	179,484
2024	3.79%	13.0%	125,490
Thereafter	4.10%	4.2%	40,644
Total Principal/Weighted Average	3.19%	100.0%	964,932
Unamortized debt issuance costs and debt premium, net			4,208
Total Debt			$969,140

Debt Ratios

		Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA		n/a	6.1x
Trailing Twelve Month Fixed Charge Coverage Ratio		> 1.5x	3.8x
Total Leverage Ratio		< 60.0%	41.3%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of June 30, 2017
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	44,252,739	44,252,739
Restricted common shares	27,085	27,085
Total shares outstanding	44,279,824	44,279,824
Operating partnership units	26,274,340	26,274,340
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	28,109,126	28,109,126
Long-term incentive plan units(2)	698,323	698,323
Total shares and Class A equivalents outstanding	73,087,273	73,087,273
Subordinated performance units(3)	11,418,815	16,100,529
DownREIT subordinated performance unit equivalents(3)	4,386,999	6,185,669
Total subordinated partnership units	15,805,814	22,286,198
Total shares and units outstanding	88,893,087	95,373,471

(2) Balances exclude 236,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.41 OP units based on historical financial information for the trailing twelve months ended June 30, 2017. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Venture
(dollars in thousands) (unaudited)

Unconsolidated Real Estate Venture Properties as of June 30, 2017

State	Stores at Period End	Units at Period End	Rentable Square Feet at Period End	Occupancy at Period End	2Q 2017 Average Occupancy
Florida	21	11,486	1,331,635	87.7%	87.3%
Alabama	11	4,062	610,404	88.0%	87.7%
New Jersey	10	7,521	925,080	90.7%	90.3%
California	10	6,486	867,611	85.9%	87.4%
Other(1)	18	9,127	1,129,770	90.5%	89.6%
Total/Weighted Average	70	38,682	4,864,500	88.7%	88.4%

Balance Sheet Information

Total Venture at 100%(2)	June 30, 2017	December 31, 2016
ASSETS
Self storage properties, net	$655,233	$614,754
Other assets	14,141	19,936
Total assets	$669,374	$634,690
LIABILITIES AND EQUITY
Debt financing	$317,192	$317,047
Other liabilities	5,764	4,498
Equity	346,418	313,145
Total liabilities and equity	$669,374	$634,690

(1) Other states in the unconsolidated real estate venture include Arizona, Delaware, Georgia, New Mexico, Nevada, Pennsylvania, Ohio, Texas and Virginia.
(2) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.

Supplemental Schedule 5 (continued)

Summarized Information for Unconsolidated Real Estate Venture
(dollars in thousands) (unaudited)

Operating Information for the Three Months Ended June 30, 2017

	Total Venture at 100%(2)	NSA Proportionate Share (Venture at 25%)
Total revenue	$13,059	$3,265
Property operating expenses	4,432	1,109
Net operating income	8,627	2,156
Supervisory, administrative and other expenses	(941)	(235)
Depreciation and amortization	(7,676)	(1,918)
Interest expense	(2,802)	(700)
Acquisition and other expenses	(267)	(68)
Net loss	$(3,059)	$(765)

Operating Information for the Six Months Ended June 30, 2017

	Total Venture at 100%(2)	NSA Proportionate Share (Venture at 25%)
Total revenue	$25,566	$6,392
Property operating expenses	8,500	2,126
Net operating income	17,066	4,266
Supervisory, administrative and other expenses	(1,839)	(460)
Depreciation and amortization	(15,165)	(3,790)
Interest expense	(5,628)	(1,407)
Acquisition and other expenses	(633)	(159)
Net loss	$(6,199)	$(1,550)

(2) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2017 compared to Three Months Ended June 30, 2016

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	2Q 2017	2Q 2016	Growth	2Q 2017	2Q 2016	Growth	2Q 2017	2Q 2016	Growth	2Q 2017	2Q 2016	Growth
Oregon	50	$8,357	$7,975	4.8%	$2,099	$2,076	1.1%	$6,258	$5,899	6.1%	74.9%	74.0%	0.9%
Texas	48	5,706	5,516	3.4%	2,169	2,246	(3.4)%	3,537	3,270	8.2%	62.0%	59.3%	2.7%
California	48	11,448	10,283	11.3%	3,180	3,206	(0.8)%	8,268	7,077	16.8%	72.2%	68.8%	3.4%
Oklahoma	29	3,506	3,593	(2.4)%	1,181	1,188	(0.6)%	2,325	2,405	(3.3)%	66.3%	66.9%	(0.6)%
North Carolina	28	3,772	3,549	6.3%	1,175	1,111	5.8%	2,597	2,438	6.5%	68.8%	68.7%	0.1%
Georgia	18	1,668	1,651	1.0%	633	631	0.3%	1,035	1,020	1.5%	62.1%	61.8%	0.3%
Washington	14	1,839	1,715	7.2%	534	508	5.1%	1,305	1,207	8.1%	71.0%	70.4%	0.6%
Arizona	13	2,502	2,306	8.5%	745	712	4.6%	1,757	1,594	10.2%	70.2%	69.1%	1.1%
Colorado	8	1,295	1,292	0.2%	361	375	(3.7)%	934	917	1.9%	72.1%	71.0%	1.1%
Louisiana	5	606	579	4.7%	230	220	4.5%	376	359	4.7%	62.0%	62.0%	—%
New Hampshire	4	616	580	6.2%	208	204	2.0%	408	376	8.5%	66.2%	64.8%	1.4%
South Carolina	4	355	350	1.4%	132	129	2.3%	223	221	0.9%	62.8%	63.1%	(0.3)%
Other(1)	8	1,017	953	6.7%	369	360	2.5%	648	593	9.3%	63.7%	62.2%	1.5%
Total/Weighted Average	277	$42,687	$40,342	5.8%	$13,016	$12,966	0.4%	$29,671	$27,376	8.4%	69.5%	67.9%	1.6%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)
(unaudited)

Three Months Ended June 30, 2017 compared to Three Months Ended June 30, 2016
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		2Q 2017	2Q 2016	Growth	2Q 2017	2Q 2016	Growth	2Q 2017	2Q 2016	Growth
Oregon	20,247	2,527,026	91.9%	96.0%	(4.1)%	90.5%	94.1%	(3.6)%	$14.38	$13.25	8.5%
Texas	18,497	2,624,216	90.3%	91.0%	(0.7)%	89.1%	89.3%	(0.2)%	9.50	9.12	4.2%
California	28,070	3,567,320	91.6%	93.7%	(2.1)%	91.2%	92.3%	(1.1)%	13.41	11.92	12.5%
Oklahoma	13,556	1,847,474	87.0%	87.9%	(0.9)%	85.9%	87.8%	(1.9)%	8.59	8.66	(0.8)%
North Carolina	12,583	1,536,384	93.5%	88.6%	4.9%	91.2%	86.6%	4.6%	10.28	10.19	0.9%
Georgia	5,869	770,705	94.5%	96.1%	(1.6)%	93.3%	95.0%	(1.7)%	8.96	8.70	3.0%
Washington	4,788	601,840	93.0%	92.4%	0.6%	91.9%	92.7%	(0.8)%	13.09	12.03	8.8%
Arizona	7,267	835,702	92.3%	88.5%	3.8%	90.9%	86.6%	4.3%	12.61	12.22	3.2%
Colorado	3,732	452,904	97.7%	98.2%	(0.5)%	95.4%	96.6%	(1.2)%	11.68	11.50	1.6%
Louisiana	2,282	318,910	81.7%	83.4%	(1.7)%	80.2%	82.3%	(2.1)%	9.34	9.33	0.1%
New Hampshire	1,771	211,200	93.6%	95.1%	(1.5)%	93.0%	92.6%	0.4%	12.24	11.52	6.3%
South Carolina	1,211	147,530	92.4%	94.4%	(2.0)%	90.8%	93.8%	(3.0)%	10.23	9.82	4.2%
Other(1)	3,201	435,852	94.2%	89.9%	4.3%	92.3%	90.4%	1.9%	9.80	9.35	4.8%
Total/Weighted Average	123,074	15,877,063	91.4%	92.1%	(0.7)%	90.2%	90.8%	(0.6)%	$11.54	$10.86	6.3%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2017 compared to Six Months Ended June 30, 2016

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth
Oregon	50	$16,337	$15,452	5.7%	$4,294	$4,182	2.7%	$12,043	$11,270	6.9%	73.7%	72.9%	0.8%
Texas	48	11,307	10,888	3.8%	4,297	4,372	(1.7)%	7,010	6,516	7.6%	62.0%	59.8%	2.2%
California	48	22,317	20,159	10.7%	6,485	6,480	0.1%	15,832	13,679	15.7%	70.9%	67.9%	3.0%
Oklahoma	29	6,975	7,070	(1.3)%	2,343	2,362	(0.8)%	4,632	4,708	(1.6)%	66.4%	66.6%	(0.2)%
North Carolina	28	7,438	6,916	7.5%	2,306	2,203	4.7%	5,132	4,713	8.9%	69.0%	68.1%	0.9%
Georgia	18	3,328	3,239	2.7%	1,272	1,252	1.6%	2,056	1,987	3.5%	61.8%	61.3%	0.5%
Washington	14	3,574	3,383	5.6%	1,061	1,014	4.6%	2,513	2,369	6.1%	70.3%	70.0%	0.3%
Arizona	13	4,918	4,541	8.3%	1,471	1,417	3.8%	3,447	3,124	10.3%	70.1%	68.8%	1.3%
Colorado	8	2,539	2,496	1.7%	724	741	(2.3)%	1,815	1,755	3.4%	71.5%	70.3%	1.2%
Louisiana	5	1,198	1,154	3.8%	442	436	1.4%	756	718	5.3%	63.1%	62.2%	0.9%
New Hampshire	4	1,222	1,128	8.3%	435	433	0.5%	787	695	13.2%	64.4%	61.6%	2.8%
South Carolina	4	711	684	3.9%	274	264	3.8%	437	420	4.0%	61.5%	61.4%	0.1%
Other(1)	8	2,006	1,855	8.1%	714	703	1.6%	1,292	1,152	12.2%	64.4%	62.1%	2.3%
Total/Weighted Average	277	$83,870	$78,965	6.2%	$26,118	$25,859	1.0%	$57,752	$53,106	8.7%	68.9%	67.3%	1.6%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)
(unaudited)

Six Months Ended June 30, 2017 compared to Six Months Ended June 30, 2016
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth
Oregon	20,247	2,527,026	91.9%	96.0%	(4.1)%	89.3%	92.9%	(3.6)%	$14.27	$13.01	9.7%
Texas	18,497	2,624,216	90.3%	91.0%	(0.7)%	88.6%	88.5%	0.1%	9.45	9.07	4.2%
California	28,070	3,567,320	91.6%	93.7%	(2.1)%	90.9%	91.1%	(0.2)%	13.09	11.88	10.2%
Oklahoma	13,556	1,847,474	87.0%	87.9%	(0.9)%	85.2%	87.5%	(2.3)%	8.62	8.57	0.6%
North Carolina	12,583	1,536,384	93.5%	88.6%	4.9%	90.3%	85.2%	5.1%	10.27	10.11	1.6%
Georgia	5,869	770,705	94.5%	96.1%	(1.6)%	92.7%	94.3%	(1.6)%	8.99	8.60	4.5%
Washington	4,788	601,840	93.0%	92.4%	0.6%	90.5%	92.4%	(1.9)%	12.93	11.86	9.0%
Arizona	7,267	835,702	92.3%	88.5%	3.8%	90.2%	85.3%	4.9%	12.50	12.23	2.2%
Colorado	3,732	452,904	97.7%	98.2%	(0.5)%	93.7%	94.8%	(1.1)%	11.66	11.36	2.6%
Louisiana	2,282	318,910	81.7%	83.4%	(1.7)%	79.2%	82.0%	(2.8)%	9.52	9.33	2.0%
New Hampshire	1,771	211,200	93.6%	95.1%	(1.5)%	93.2%	90.9%	2.3%	12.12	11.50	5.4%
South Carolina	1,211	147,530	92.4%	94.4%	(2.0)%	91.0%	93.1%	(2.1)%	10.22	9.67	5.7%
Other(1)	3,201	435,852	94.2%	89.9%	4.3%	91.8%	89.3%	2.5%	9.72	9.24	5.2%
Total/Weighted Average	123,074	15,877,063	91.4%	92.1%	(0.7)%	89.5%	89.8%	(0.3)%	$11.43	$10.76	6.2%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Rental revenue
Same store portfolio	$41,293	$39,039	$81,166	$76,538
Non-same store portfolio	18,861	6,745	36,832	7,747
Total rental revenue	60,154	45,784	117,998	84,285

Other property-related revenue
Same store portfolio	1,394	1,303	2,704	2,427
Non-same store portfolio	651	197	1,222	221
Total other property-related revenue	2,045	1,500	3,926	2,648

Property operating expenses
Same store portfolio	13,016	12,966	26,118	25,859
Non-same store portfolio	6,787	2,491	13,434	2,875
Total property operating expenses	19,803	15,457	39,552	28,734

Net operating income
Same store properties	29,671	27,376	57,752	53,106
Non-same store properties	12,725	4,451	24,620	5,093
Net operating income	42,396	31,827	82,372	58,199

Management fees and other revenue	2,142	—	3,980	—
General and administrative expenses	(7,405)	(4,837)	(14,586)	(9,172)
Depreciation and amortization	(17,800)	(13,088)	(36,483)	(23,980)
Income from operations	19,333	13,902	35,283	25,047

Other (expense) income
Interest expense	(8,160)	(5,844)	(15,631)	(10,785)
Loss on early extinguishment of debt	—	(136)	—	(136)
Equity in losses of unconsolidated real estate venture	(765)	—	(1,550)	—
Acquisition costs	(167)	(1,708)	(311)	(2,996)
Non-operating expense	(14)	(57)	(66)	(62)
Gain on sale of self storage properties	5,637	—	5,637	—
Other expense	(3,469)	(7,745)	(11,921)	(13,979)
Income before income taxes	15,864	6,157	23,362	11,068
Income tax expense	(288)	(112)	(605)	(221)
Net income	$15,576	$6,045	$22,757	$10,847

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.54	$10.86	$11.43	$10.76
Total consolidated portfolio	$11.49	$10.98	$11.36	$10.76

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$1,053	$994	$1,811	$1,506
Revenue enhancing capital expenditures	229	930	314	930
Acquisitions capital expenditures	2,466	1,519	4,726	1,675
Total Consolidated Portfolio Capital Expenditures	$3,748	$3,443	$6,851	$4,111

Property Operating Expenses Detail

Store payroll and related costs	$5,863	$4,678	$11,708	$8,696
Property tax expense	4,733	3,418	9,516	6,379
Other property operating expenses	9,207	7,361	18,328	13,659
Property operating expenses on the Company's statements of operations	$19,803	$15,457	$39,552	$28,734

General and Administrative Expenses Detail

Supervisory and administrative expenses	$3,487	$2,659	$6,836	$4,880
Equity-based compensation expense	940	630	1,923	1,228
Other general and administrative expenses	2,978	1,548	5,827	3,064
General and administrative expenses on the Company's statements of operations	$7,405	$4,837	$14,586	$9,172

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue per our statements of operations (which includes fees and is net of any discounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, the Company's share of unconsolidated real estate venture acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

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Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•	other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting its usefulness as a comparative measure.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The April 2002 National Policy Bulletin of NAREIT, which the Company refers to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NSA includes amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because the Company believes the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.

The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $10.1 million of fair value of debt adjustments and $5.9 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  NSA defines net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:

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NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

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NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and

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NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of June 30, 2017, the Company had eight PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away and Personal Mini.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated for the entirety of the applicable periods presented, excluding any properties sold or expected to be sold or where the Company completed a storage space expansion which caused the property's year-over-year operating results to no longer be comparable. NSA's 2017 same store portfolio consists of only those properties that were included in the Company's consolidated results since January 1, 2016, excluding two properties that were sold during 2017.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.